UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 14, 2004

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas 75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(972) 830-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into Material Definitive Agreements.

On October 5, 2004, the Registrant announced that on September 30, 2004, it entered into Employment Agreements with Richard Ferry and Kannan Ramasamy, and that such Employment Agreements were effective as of September 14, 2004. Descriptions of the Ferry and Ramasamy Employment Agreements are set forth in Item 5.02 below.

Item 5.02                                             Other Events.

(c)  Appointment of Principal Officer

On October 5, 2004, the Registrant announced that Richard Ferry has been elected President, Chief Executive Officer and director of the Registrant effective as of September 30, 2004, in connection with the Registrant’s entry into an Employment Agreement with Mr. Ferry on September 30, 2004, effective as of September 14, 2004.

For the four years prior to joining the Registrant, Mr. Ferry, 52, managed the Glacier Group, Inc. a small real estate investment firm solely owned by Mr. Ferry.  From 1994 to 2000, Mr. Ferry was employed as the Executive Vice President for Business Development of Precision Response Corporation (PRC), a customer care outsourcing services provider with core competencies in call center and e-commerce technologies.  As Executive Vice President for Business Development at PRC, Mr. Ferry participated in taking PRC through a successful initial public offering, secondary public offering, and eventual merger with a multi-billion dollar, publicly-traded company.  In 1999, while retaining his position as Executive Vice President of PRC, Mr. Ferry was named President of PRC’s newly created operating subsidiary, prcnetcare.com, a venture created to provide cutting edge service to the e-commerce market.

The Registrant is not affiliated with The Glacier Group, Inc. or PRC.

Under the terms of his Employment Agreement with the Registrant, Mr. Ferry will receive an initial base annual salary of $250,000 and, upon the Registrant’s adoption of an employee stock option plan, an option grant to purchase 6,900,000 shares of the Common Stock of the Registrant at a price equal to the closing market price of the Common Stock on the date of grant.  The options will vest in three equal installments and terminate 10 years from the date of grant.

Additionally, under his Employment Agreement, Mr. Ferry may qualify for a first-year bonus of 50% of his initial base salary upon his achievement of 100% of the performance targets established for him by the Registrant’s Board of Directors, 70% of his initial base salary upon his achievement of 120% of his performance targets, and 100% of his initial base salary upon his achievement of 135% of his performance targets.  If earned, the first-year annual bonus will be paid 50% in cash and 50% in Common Stock of the Registrant (based on the closing market price of the Common Stock on the first anniversary of the Employment Agreement).  For subsequent years, Mr. Ferry may qualify for annual performance-based cash bonuses, as, when, and in the amount determined by the Registrant’s Board of Directors.

Under Mr. Ferry’s Employment Agreement, the Registrant or Mr. Ferry may terminate the employment relationship at any time; however, if the Registrant terminates Mr. Ferry’s employment without cause, then the Registrant will be obligated to pay Mr. Ferry three months’ severance, if Mr. Ferry has served less than one year, and six months’ severance, if Mr. Ferry has served more than one year.  Furthermore, if Mr. Ferry is terminated without cause or the Registrant substantially diminishes Mr. Ferry’s responsibilities and duties within one year following a change in control transaction, then all unvested options held by Mr. Fery, if any, will become immediately exercisable.

Mr. Ferry’s Employment Agreement contains non-compete and non-solicitation provisions that prevent him from competing with and soliciting the employees of the Registrant while the Employment Agreement is in effect and for period of one year thereafter.

(c)  Appointment of Principal Officer

On October 4, 2004, the Registrant announced that Kannan Ramasamy has been elected Chief Operating Officer and Secretary of the Registrant effective as of September 30, 2004, in connection with the Registrant’s entry into an Employment Agreement with Mr. Ramasamy on September 30, 2004, effective as of September 14, 2004.

Prior to joining Aegis, Mr. Ramasamy, 48, was one of the founding members and the President of U.S. Operations for Scandent Group, Inc., an emerging full service information technology services firm.  Scandent Group is a privately held corporation with approximately 1500 employees, 100 clients, and operations in 15 countries around the world.  Prior to joining Scandent Group, Inc. in 2001, Mr. Ramasamy was employed with GE Capital Corporation in executive roles in the United States and India, including CEO of GE Capital Services—India from 1999-2000 and Vice President for Sales & Marketing for GE Capital Corporation’s Global Automotive Financial Services business from 1997-1999.

The Registrant is not affiliated with Scandent Group, Inc. or GE Capital Corporation and its affiliates.

Under the terms of his Employment Agreement with the Registrant, Mr. Ramasamy will receive an initial base annual salary of $250,000 and, upon the Registrant’s adoption of an employee stock option plan, an option grant to purchase 3,450,000 shares of the Common Stock of the Registrant at a price equal to the closing market price of the Common Stock on the date of grant.  The options will vest in three equal installments and terminate 10 years from the date of grant.

Additionally, Mr. Ramasamy’s Employment Agreement provides for a first-year bonus equal to his initial base annual salary based on his achievement of 80% of the performance targets established for him by the Registrant’s Board of Directors.  If earned, the first-year annual bonus will be paid within 30 days of the first anniversary of the Employment Agreement, payable 50% in cash and 50% in Common Stock of the Registrant (based on the closing market price of the Common Stock on the first anniversary of the Employment Agreement).

Mr. Ramasamy will be eligible for a second year bonus of 50% of his base salary upon achievement of at least 100% of the performance targets established for him by the Registrant’s Board of Directors, 60% of his base salary upon his achievement of at least 120% of his performance targets, and 70% of his base salary upon his achievement of at least 135% of his performance targets.  If earned, any such second-year bonus will be paid within 30 days of the second anniversary of the Employment Agreement, payable 50% in cash and 50% in Common Stock of the Registrant (based on the closing market price of the Common Stock on the second anniversary of the Employment Agreement).  For subsequent years, Mr. Ramasamy may qualify for annual performance-based cash bonuses, as, when, and in the amount determined by the Registrant’s Board of Directors.

Under Mr. Ramasamy’s Employment Agreement, the Registrant or Mr. Ramasamy may terminate the employment relationship at any time; however, if the Registrant terminates Mr. Ramsamy’s employment without cause, then the Registrant will be obligated to pay Mr. Ramasamy three months’ severance, if Mr. Ramasamy has served less than one year, and six months’ severance, if Mr. Ramasamy has served more than one year.  Furthermore, if Mr. Ramasamy is terminated without cause or the Registrant substantially diminishes Mr. Ramasamy’s responsibilities and duties within one year following a change in control transaction, then all unvested options held by Mr. Ramasamy, if any, will become immediately exercisable.

Mr. Ramasamy’s Employment Agreement contains non-compete and non-solicitation provisions that prevent him from competing with and soliciting the employees of the Registrant while the Employment Agreement is in effect and for period of one year thereafter.

The registrant issued a press release announcing these events on October 5, 2004, a copy of which is attached as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Press Release dated October 5, 2004, announcing the election of new principal officers, appointments to the Registrant’s Board of Directors, and the expected departure of a principal officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 2004	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/ Richard Ferry
Richard Ferry
President and CEO

INDEX TO EXHIBITS

Exhibit Number	Description

99.1

Press Release dated October 5, 2004, announcing the election of new principal officers, appointments to the Registrant’s Board of Directors, and the expected departure of a principal officer and director.